                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

August 21, 2000

Dear Shareholder:

    The Board of Directors and management of Cutter & Buck Inc. cordially invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Friday, September 22, 2000 at 10:00 a.m., in the Lake Washington room of the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington. In addition to the business items listed in the proxy statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

    YOUR VOTE IS VERY IMPORTANT. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a Proxy.

                                          Sincerely,

                                          [SIG]

                                          Harvey N. Jones
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON FRIDAY, SEPTEMBER 22, 2000

To the Shareholders of Cutter & Buck Inc.:

    Notice is hereby given that the Annual Meeting of Shareholders of Cutter & Buck Inc. (the "Company") will be held on Friday, September 22, 2000 at
10:00 a.m. in the Lake Washington room of the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington for the following purposes:

    1. To elect two Class III directors for a term of three years, to serve until the 2003 Annual Meeting of Shareholders and until their respective successors are elected and have qualified;

    2.  To approve the 2000 Stock Incentive Plan;

    3.  To ratify the appointment of independent auditors for the Company; and

    4. To transact any other business which may properly come before the meeting or any adjournment thereof.

    Holders of Common Stock at the close of business on August 9, 2000 are entitled to notice of, and to vote at, the meeting. Shareholders are cordially invited to attend the meeting in person.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Martin J. Marks
                                          PRESIDENT AND SECRETARY

Cutter & Buck Inc.
2701 First Avenue, Suite 500
Seattle, Washington 98121
August 21, 2000
--------------------------------------------------------------------------------

IMPORTANT: Please fill in, date, sign and return the enclosed Proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your Proxy.
--------------------------------------------------------------------------------

                               CUTTER & BUCK INC.
                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Friday, September 22, 2000 and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company first mailed this Proxy Statement to Shareholders on or about
August 21, 2000.

RECORD DATE AND OUTSTANDING SHARES

    Only Shareholders of record on the books of the Company at the close of business on August 9, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. On that date there were issued and outstanding 10,447,876 shares of Common Stock of the Company.

SOLICITATION AND REVOCABILITY OF PROXIES

    Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

    Any Shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company's executive offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Shareholder's proxy unless the Shareholder votes in person.

QUORUM AND VOTING

    Under Washington law and the Company's Restated Articles of Incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominees elected are the two individuals receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee. The 2000 Stock Incentive Plan will be approved and the appointment of independent auditors will be ratified if the votes cast in favor of the respective proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

    If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors' recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of August 9, 2000, certain information with respect to the beneficial ownership of the Company's Common Stock by:
(i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company's directors, (iii) certain of the Company's current and former executive officers, and (iv) all directors and executive officers as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power.

                                                        SHARES         PERCENTAGE OF
NAME AND ADDRESS                                  BENEFICIALLY OWNED       CLASS
----------------                                  ------------------   -------------
WM Advisors Inc.(1).............................       1,481,745           14.2%
Lord, Abbett & Co.(2)...........................       1,148,510           11.0%
Scudder Kemper Investments, Inc.(3).............         983,200            9.4%
Provident Investment Counsel(4).................         660,825            6.3%
J.&W. Seligman & Co., Inc.(5)...................         553,542            5.3%
Harvey N. Jones(6)..............................         457,516            4.4%
Martin J. Marks(7)..............................         214,446            2.1%
Michael S. Brownfield(8)........................         139,260            1.3%
Frances M. Conley(9)............................         101,165            1.0%
Larry C. Mounger(10)............................          58,709          *
Stephen S. Lowber(11)...........................          48,306          *
Philip B. Jones(12).............................          52,120          *
Jim C. McGehee(13)..............................          52,716          *
James C. Towne(14)..............................          24,536          *
Jeffrey S. Buchman(15)..........................          13,400          *
All directors and executive officers as a group
  (14 persons)(16)..............................       1,295,318           12.4%

------------------------

   * Less than one percent

 (1) Based on form 13F filed pursuant to the Securities Exchange Act of 1934, which indicates that WM Advisors Inc. has sole voting and dispositive power with respect to all of those shares. The address of WM Advisors Inc. is 1201 Third Avenue, Suite 1400, Seattle, WA 98101.

 (2) Based on form 13F filed pursuant to the Securities Exchange Act of 1934, which indicates that Lord, Abbett & Co. has sole voting and dispositive power with respect to all of those shares. The address of Lord, Abbett & Co. is 90 Hudson Street, Jersey City, NJ 07302.

 (3) Based on form 13F filed pursuant to the Securities Exchange Act of 1934, which indicates that Scudder Kemper Investments, Inc. has sole voting authority of 556,700 shares, shared voting authority of 25,300 shares and no voting authority of 401,200 shares voting and sole dispositive power with respect to all of those shares. The address of Scudder Kemper Investments, Inc. is 345 Park Avenue, 25th Floor, New York, NY 10154.

 (4) Based on form 13F filed pursuant to the Securities Exchange Act of 1934, which indicates that Provident Investment Counsel has shared voting authority of 618,325 shares and no voting authority of 42,500 shares and shared dispositive power with respect to all of those shares. The address of Provident Investment Counsel is 300 North Lake Avenue, Penthouse Suite, Pasadena, CA 91101.

 (5) Based on form 13F filed pursuant to the Securities Exchange Act of 1934, which indicates that J.&W. Seligman & Co., Inc. has shared voting authority of 522,138 shares and no voting authority of 31,404 shares and shared dispositive power with respect to all of those shares. The address of J.&W. Seligman & Co., Inc. is 100 Park Avenue, Eighth Floor, New York, NY 10017.

 (6) Includes 93,000 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000. Excludes 18,627 shares held by the Jones-Iannucci Educational Trust, of which Mr. Jones' children are the sole beneficiaries.

 (7) Includes 62,980 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (8) Includes 21,372 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (9) Includes 10,968 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000. 70,793 of these shares are held by Roanoke Capital, Ltd. ("Roanoke Capital"). Ms. Conley, a director of the Company, is a shareholder, director and principal of Roanoke Capital. The only other shareholder, director and principal of Roanoke Capital is Gerald R. Conley, Ms. Conley's husband.

 (10) Includes 35,248 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (11) Includes 36,751 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (12) Includes 25,001 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (13) Includes 36,755 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (14) Includes 14,436 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (15) Includes 13,250 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

 (16) Includes 447,700 shares issuable upon exercise of options exercisable within 60 days of August 9, 2000.

                       EXECUTIVE OFFICERS OF THE COMPANY

    The executive officers of the Company are as follows:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Harvey N. Jones*..........................     49      Chairman and Chief Executive Officer
Martin J. Marks...........................     51      President, Chief Operating Officer,
                                                       Treasurer and Secretary
Jim C. McGehee............................     50      Senior Vice President of Sales
Patricia A. Nugent........................     45      Vice President of Merchandise and Design
Jon P. Runkel.............................     43      Vice President of Production
Stephen S. Lowber.........................     49      Vice President and Chief Financial Officer
Philip B. Jones*..........................     47      Vice President of International / Managing
                                                         Director of Cutter & Buck (Europe) B.V.
John W. Leech.............................     42      Vice President and Chief Information
                                                       Officer

------------------------

*   Harvey N. Jones and Philip B. Jones are brothers.

    The biographies of the executive officers who are not directors are as follows:

    JIM C. MCGEHEE, Senior Vice President of Sales, joined Cutter & Buck in February 1990. Mr. McGehee has a bachelor's degree in business (marketing) from Auburn University.

    PATRICIA A. NUGENT, Vice President of Merchandise and Design, joined Cutter & Buck in December 1993 and served as Vice President of Production from April 1994 to April 1996. Ms. Nugent has a bachelor's degree in clothing and textile design from the University of Washington and a design certificate from the Modeschule der Stadt Wien in Vienna, Austria.

    JON P. RUNKEL, Vice President of Production, joined Cutter & Buck in April 1995 and served as Operations Manager from April 1995 to April 1996.

    PHILIP B. JONES, Vice President of International / Managing Director of Cutter & Buck (Europe) B.V., joined Cutter & Buck in July 1997. From 1989 to 1997, Mr. Jones was an independent international trade consultant serving certain major U.S. companies. Mr. Jones holds a bachelor's degree in East Asian studies from Harvard University.

    STEPHEN S. LOWBER, Vice President and Chief Financial Officer, joined Cutter & Buck in September 1997. From April 1992 to June 1997, Mr. Lowber was Chief Financial Officer of LUXAR Corporation, a medical devices manufacturing company. Mr. Lowber has a bachelor's degree in accounting from Western Washington University and a master's degree in business administration from Seattle University, and he is a certified public accountant.

    JOHN W. LEECH, Vice President and Chief Information Officer, joined
Cutter & Buck in July 1999. From 1993 to June 1999, Mr. Leech was Director, Information Technology with Korry Electronics Company, an aerospace display component manufacturer and a subsidiary of Esterline Technologies, a publicly-held manufacturing conglomerate. Mr. Leech has a bachelor's degree in operations research from the United States Air Force Academy, a master's degree in operations management from the University of Southern California and a master's degree in computer science from the University of Washington.

    Officers serve at the discretion of the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS
                        IN THE YEAR ENDED APRIL 30, 2000

SUMMARY COMPENSATION TABLE

    The following table sets forth certain information concerning compensation paid or accrued to: (i) the Company's Chairman and Chief Executive Officer,
(ii) its four most highly-compensated officers, and (iii) an individual whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the company at the end of the last completed fiscal year, who earned salary and bonus of at least $100,000 (the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal year ended April 30, 2000:

                                                                                    LONG TERM COMPENSATION
                                                                                            AWARDS
                                                               ANNUAL            ----------------------------       ALL
                                                            COMPENSATION          RESTRICTED       SECURITIES      OTHER
                                                       -----------------------      STOCK          UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION                   YEAR     SALARY($)      BONUS($)   AWARDS($)(1)      OPTIONS(#)      ($)(2)
---------------------------                 --------   ---------      --------   ------------      ----------   ------------
Harvey N. Jones...........................    2000     $272,729           -0-      $147,595          31,500         $384
  Chairman and                                1999     $264,625       $50,500      $141,758(6)       31,500         $384
  Chief Executive Officer                     1998     $203,750       $55,000           -0-          45,000         $384
Martin J. Marks...........................    2000     $231,562           -0-      $125,316          24,000         $384
  President, Chief Operating                  1999     $224,417       $83,250      $ 74,399(6)       22,500         $384
  Officer, Treasurer and Secretary            1998     $180,000       $45,000           -0-          37,500         $384
Jim C. McGehee............................    2000     $226,417           -0-      $ 91,899          12,000         $384
  Senior Vice President of Sales              1999     $223,333       $57,268      $ 67,315(6)       11,250         $384
                                              1998     $177,500       $51,350           -0-          22,500         $384
Stephen S. Lowber.........................    2000     $159,521           -0-      $ 64,747          12,000         $384
  Vice President and                          1999     $150,042       $22,750      $ 52,642(6)       11,250         $384
  Chief Financial Officer                     1998     $ 76,423(3)        -0-           -0-          37,500         $244
Philip B. Jones...........................    2000     $145,450           -0-      $ 49,196          10,000         $384
  Vice President of International /           1999     $135,685       $36,844      $  8,815(6)       11,250         $384
  Managing Director of                        1998     $ 74,026(4)    $ 4,000           -0-          22,500         $288
  Cutter & Buck (Europe) B.V.
Jeffrey S. Buchman........................    2000     $158,876           -0-           -0-          10,000         $384
  Vice President of Marketing                 1999     $122,833(5)    $15,339      $ 18,047(6)       22,500         $288
  and Communications

------------------------

(1) Shares of restricted stock vest at a rate of 25% every six months. Executives will be entitled to receive dividends, if any are declared on the Company's Common Stock, on these shares of restricted stock. The following amounts represent the aggregate number of shares of restricted stock granted to the Named Executive Officers as of April 30, 2000, and valued as of that date.

                             SHARES     VALUE
                            --------   --------
Harvey N. Jones...........   25,988    $316,794
Martin J. Marks...........   20,723    $252,613
Jim C. McGehee............   14,653    $178,620
Stephen S. Lowber.........   10,402    $126,800
Philip B. Jones...........    6,811    $ 83,026
Jeffrey S. Buchman........    1,255    $ 15,298

(2) Represents term life insurance premiums.

(3) Mr. Lowber commenced employment with the Company on September 1, 1997.

(4) Mr. Jones commenced employment with the Company on July 1, 1997.

(5) Mr. Buchman commenced employment with the Company on July 1, 1998.

(6) 1999 amounts represent shares of restricted stock granted to the Named Executive Officers on August 5, 1998 and August 13, 1999, as valued as of those dates.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information as of April 30, 2000 and for the fiscal year then ended concerning stock options granted to the Named Executive Officers:

                                                      INDIVIDUAL GRANTS
                          --------------------------------------------------------------------------
                                               PERCENT OF TOTAL
                              NUMBER OF            OPTIONS                     MARKET
                              SECURITIES          GRANTED TO      EXERCISE     PRICE                   GRANT DATE
                          UNDERLYING OPTIONS     EMPLOYEES IN      PRICE      ON GRANT    EXPIRATION     PRESENT
NAME                        GRANTED (#)(1)       FISCAL YEAR       ($/SH)    DATE($/SH)      DATE      VALUE($)(2)
----                      ------------------   ----------------   --------   ----------   ----------   -----------
Harvey N. Jones.........        31,500               13.8%         $13.75      $13.75      09/16/09     $272,160
Martin J. Marks.........        24,000               10.5%         $13.75      $13.75      09/16/09     $207,360
Jim C. McGehee..........        12,000                5.3%         $13.75      $13.75      09/16/09     $103,680
Stephen S. Lowber.......        12,000                5.3%         $13.75      $13.75      09/16/09     $103,680
Philip B. Jones.........        10,000                4.4%         $13.75      $13.75      09/16/09     $ 86,400
Jeffrey S. Buchman......        10,000                4.4%         $13.75      $13.75      09/16/09     $ 86,400

------------------------

(1) The options listed vest and become exercisable in four equal annual installments. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of the Company.

(2) This column represents the present value of the options on the grant date using the Black-Scholes valuation method. The actual value, if any, that an executive officer may realize may be greater or less than potential realizable values set forth in the table.

OPTION EXERCISES IN FISCAL 2000 AND AGGREGATE FISCAL YEAR-END OPTION VALUES

    The following table sets forth certain information as of April 30, 2000 regarding options held by the Named Executive Officers:

                                                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                            NUMBER OF                     UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                             SHARES                        FISCAL YEAR END(#)(1)         FISCAL YEAR END($)(2)
                           ACQUIRED ON      VALUE       ---------------------------   ---------------------------
NAME                       EXERCISE(#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   ------------   -----------   -------------   -----------   -------------
Harvey N. Jones..........      5,625       $ 16,110        66,001         77,623        $448,419       $25,938
Martin J. Marks..........        -0-            -0-        41,979         59,624        $109,982       $21,615
Jim C. McGehee...........        -0-            -0-        25,317         31,687        $ 69,487       $12,969
Stephen S. Lowber........        -0-            -0-        21,563         39,187             -0-           -0-
Philip B. Jones..........        -0-            -0-        14,063         29,687             -0-           -0-
Jeffrey S. Buchman.......        -0-            -0-         5,625         26,875             -0-           -0-

------------------------

(1) The options listed are incentive or nonqualified stock options granted under the Company's 1991 and 1995 Stock Option Plans and under the 1997 Stock Incentive Plan. The exercise price of each option is equal to the fair market value of the underlying Common Stock on the date of grant. The options listed above vest and become exercisable in four equal installments. To the extent not already vested, the options generally become fully vested and exercisable upon a change in control of the Company.

(2) Based on the closing price of the Company's Common Stock as quoted on the Nasdaq National Market on April 30, 2000 ($12.19), less the exercise price. The actual value realized may be greater or less than the potential realizable values set forth in the table.

                          CHANGE IN CONTROL AGREEMENTS

    Mr. Harvey Jones and Mr. Martin Marks are each a party to a change in control agreement with the Company. The agreements obligate the Company to make a lump sum payment of one year's base salary plus the amount of the executive's bonus for the most recent fiscal year, if any, if the executive is terminated or upon certain resignations in connection with a change in control transaction. In connection with the change in control agreements, Mr. Jones and Mr. Marks each signed a Confidentiality and Noncompetition Agreement that extends for one year after such termination or resignation.

                        COMPENSATION COMMITTEE REPORT ON
                    FISCAL YEAR 2000 EXECUTIVE COMPENSATION

    The Compensation Committee is comprised of three nonemployee directors. The Committee is responsible for establishing and administering the Company's policies that govern compensation and benefit practices for employees of the Company and its subsidiaries. The Committee also evaluates the performance of the executive officers of the Company and its subsidiaries for purposes of determining their base salaries, cash and equity-based incentives and related benefits.

COMPENSATION GOALS

    The goals of the compensation program are to align the interests of executive management with the long-term interests of Shareholders and to motivate Company executives to achieve the strategic business goals of the Company. The compensation program is designed to recognize the contributions of the executive officers, and to provide compensation opportunities which are comparable to those offered by competitors in the sportswear industry. In furtherance of these goals, the Company's compensation package for its officers includes both short-term and long-term features in the form of base salary, cash- and equity-based incentives (in the form of restricted stock) keyed to Company performance and other equity-based incentives (in the form of stock options) which are granted at the discretion of the Committee.

BASE SALARIES

    Base salaries for all officers are reviewed annually. In evaluating salaries, the Committee uses compensation surveys pertaining to companies within the fashion industry of similar size, and considers the officer's individual performance and contribution to team building efforts of the Company during the prior year. In determining how the respective officer contributes to the Company, the Committee considers current corporate performance, including sales growth, market position and increased brand identity, as well as the potential for future performance gains. The Committee has neither set targets related to these factors nor attributed any specific weight to them for purposes of determining base salaries.

ANNUAL INCENTIVE BONUS

    Bonuses under the annual incentive bonus plan are payable for the prior fiscal year upon completion of the audit for that year. Bonus amounts are based on the achievement of pre-established quantitative performance goals related to net income and qualitative performance goals related to inventory management and team building efforts. No bonuses are payable under the plan until minimum pre-established levels of net income are met. For fiscal 2000, the minimum level of net income was achieved and all the Company's executive officers received bonuses under the new plan on June 30, 2000 ranging from 20% to 40% of base salaries or from $25,000 to $125,000. The bonus plan mandates that at least 50% of bonus amounts be paid in restricted stock of the Company (with the ability to elect up to 100%), valued at 85% of the fair market value of the Company's Common Stock on the date of grant. For fiscal year 2000 all of the Company's executive officers receiving bonuses elected to receive 100% of bonus amounts in restricted stock of the Company. As a result, 84,075 shares of restricted stock were issued in lieu of the cash bonuses on June 30, 2000. Shares issued in lieu of cash bonuses are subject to a two year vesting requirement.

OTHER EQUITY-BASED INCENTIVES

    The Company has granted long-term incentives to its employees since 1991 pursuant to the 1991, 1995 and 1997 stock incentive plans. If approved by Shareholders, the 2000 Stock Incentive Plan (the "Plan") would enable the Company to continue its practice of granting long-term incentives as one element of its compensation program. One of the primary objectives of the Plan is to provide the Company's executive officer participants with an incentive for them to make decisions and take actions which maximize long-term shareholder value. The Plan is designed to promote this long-term focus by using discretionary grants of stock options and long-term vesting periods. The Committee favors intermittent option grants to ensure that participants always have at least a portion of their options unvested. The Committee believes this practice promotes motivation and retention of key personnel.

    Subject to the terms of the Plan, the Committee determines the terms and conditions of options, including the exercise price. It has been the practice of the Committee to grant options with an exercise price equal to the closing bid price of the Company's Common Stock as reported on the Nasdaq National Market as of the date of grant, and the new Plan requires grants at fair market value. Option awards generally vest in four equal annual installments beginning one year from date of grant. The Committee believes that stock options provide an incentive for executive officers, allowing the Company to attract and retain high quality management.

    The Plan also allows the Company to grant shares of restricted stock and stock appreciation rights to officers and employees of the Company and its subsidiaries.

COMPENSATION OF THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    In assembling the Chairman and Chief Executive Officer's compensation package, the Committee pursues the same objectives which apply for the Company's other executive officers. Although the Committee's overall goal is to set the Chairman and Chief Executive Officer's salary at the median base for competitors which are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee's subjective evaluation of the annual and long-term performance of the Company, the individual performance of the Chairman and Chief Executive Officer and the cash resources and needs of the Company. Reflecting that, the increase in Mr. Jones' salary for fiscal 2000 was due to his significant contributions in sales growth, execution of marketing initiatives, direction of the women's product line, the continued development of the Company's retail concept, increased brand identity and overall performance.

                                          COMPENSATION COMMITTEE
                                              Larry C. Mounger (Chair)
                                              Michael S. Brownfield
                                              Frances M. Conley

                            STOCK PRICE PERFORMANCE

    The following graph compares the cumulative total return of Company Common Stock, the Nasdaq Stock Market--U.S. Index and the Nasdaq Non-Financial Index. The cumulative total return of Company Common Stock assumes $100 invested on August 15, 1995 in Cutter & Buck Inc. Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            CUMULATIVE TOTAL RETURN
                                            8/15/95    4/96    4/97    4/98    4/99    4/00
CUTTER & BUCK INC.                           100.00  152.38  152.38  336.51  328.57  232.15
NASDAQ STOCK MARKET (U.S.)                   100.00  118.23  125.16  187.13  256.48  390.40
NASDAQ NON-FINANCIAL                         100.00  117.46  119.33  176.28  248.07  398.36

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Amended and Restated Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes, with such classes to be as nearly equal in number as the total number of directors constituting the entire Board permits. The Company's Board of Directors consists of six members, with two members in each of the classes. Upon the expiration of the term of a class of directors, nominees for such class are elected to serve for a term of three years and until their respective successors have been elected and qualified. The current terms of the Class III directors, Mr. Martin
J. Marks and Mr. James C. Towne, expire upon the election and qualification of the directors to be elected at the Annual Meeting. The Board of Directors has nominated Mr. Marks and Mr. Towne for reelection to the Board of Directors at the Annual Meeting, to serve until the Annual Meeting of Shareholders for fiscal 2003 and until their respective successors have been elected and qualified. The terms of the Class I and Class II directors expire at the Annual Meetings of Shareholders for fiscal 2001 and fiscal 2002, respectively.

    Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of Mr. Marks and Mr. Towne to the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting, either Mr. Marks or Mr. Towne is unable or declines to serve as a director, the discretionary authority provided in the enclosed Proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

    The Board of Directors unanimously recommends that you vote for the reelection of Martin J. Marks and James C. Towne as Class III directors of the Company.

    Information on the Directors and Director nominees follows:

                                           DIRECTOR       PRINCIPAL OCCUPATION AND BUSINESS
NAME (AGE)                                  SINCE        EXPERIENCE FOR THE PAST FIVE YEARS
----------                                 --------   -----------------------------------------
Harvey N. Jones (49).....................    1990     Mr. Jones, a co-founder of the Company,
                                                      has been Chief Executive Officer and a
                                                        director of the Company since its
                                                        inception in January 1990 and has been
                                                        Chairman of the Board of Directors
                                                        since 1997.
Michael S. Brownfield (60)...............    1995     Mr. Brownfield is a private investor and
                                                      has a bachelor's degree in chemistry from
                                                        the University of Oregon. Mr.
                                                        Brownfield is the Chairman of Accurate
                                                        Molded Plastics, a private manufacturer
                                                        of tooling and injection-molded
                                                        plastics. He serves on the boards of
                                                        directors of Heartsmart, Inc., a
                                                        private biomedical company, Northwest
                                                        Cascade, Inc., a private construction
                                                        company, Kitsap Entertainment
                                                        Corporation, a private restaurant
                                                        franchisee, and Global Tel Resources,
                                                        Inc., a private telecommunications
                                                        company.

                                           DIRECTOR       PRINCIPAL OCCUPATION AND BUSINESS
NAME (AGE)                                  SINCE        EXPERIENCE FOR THE PAST FIVE YEARS
----------                                 --------   -----------------------------------------
Frances M. Conley (57)...................    1990     Ms. Conley has been a shareholder,
                                                      director and principal of Roanoke
                                                        Capital, the general partner of Roanoke
                                                        Investors Limited Partnership, a
                                                        venture capital limited partnership
                                                        since 1982. She has a bachelor's degree
                                                        in music from Emmanuel College and a
                                                        master's degree in business
                                                        administration from the Harvard
                                                        Graduate School of Business
                                                        Administration. Ms. Conley is a
                                                        director of Recreation Equipment Inc.,
                                                        a private national retailer of outdoor
                                                        gear and clothing.
Martin J. Marks (51).....................    1997     Mr. Marks, President, Chief Operating
                                                        Officer, Treasurer and Secretary of the
                                                        Company, joined Cutter & Buck as Chief
                                                        Financial Officer in January 1991.
                                                        Prior to being named President in May
                                                        1997, he held the position of Sr. Vice
                                                        President. Mr. Marks has a bachelor's
                                                        degree in business administration from
                                                        Portland State University.
Larry C. Mounger (62)....................    1990     Mr. Mounger has been the Chairman and
                                                        Chief Executive Officer of Sunrise
                                                        Clothing Inc., a screen-printing and
                                                        embroidery company, since June 1997.
                                                        From January 1993 until October 1995,
                                                        he served as President, Chief Executive
                                                        Officer and a director of Sun
                                                        Sportswear, Inc., a publicly-held
                                                        garment screenprinter. He has a
                                                        bachelor's degree in business
                                                        administration and a juris doctor
                                                        degree in law from the University of
                                                        Washington.
James C. Towne (57)......................    1997     Mr. Towne has been Chairman of Greenfield
                                                        Development Corporation, a real estate
                                                        remediation and development company,
                                                        since 1996. From 1982 to 1995, he was
                                                        President, CEO or Chairman of various
                                                        companies, including Osteo Sciences
                                                        Corporation, Photon Kinetics, Inc., MCV
                                                        Corporation, Metheus Corporation and
                                                        Microsoft Corporation. Mr. Towne also
                                                        serves on the board of directors of
                                                        Tully's Coffee Co., a private specialty
                                                        coffee retailer. He has a bachelor's
                                                        degree in economics and a master's
                                                        degree in business administration from
                                                        Stanford University.

    Directors hold office until the next Annual Meeting of Shareholders of the Company and until their successors have been elected and qualified.

INFORMATION ON COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

    The Board of Directors maintains an Audit Committee, a Compensation Committee and a Nominating Committee. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the past year, there were six meetings of the Board of Directors, four meetings of the Audit Committee, and one meeting of each of the Compensation Committee and the Nominating Committee. Each director attended at least seventy-five percent (75%) of the meetings of the Board of Directors and of the committees of which he or she is a member.

    Current members of the Audit Committee are Ms. Conley, Chair, Mr. Mounger and Mr. Towne. The Audit Committee is responsible for recommending the Company's independent auditors and reviewing the scope, costs and results of the audit engagement.

    Current members of the Compensation Committee are Mr. Mounger, Chair,
Ms. Conley and Mr. Brownfield. The Compensation Committee is responsible for determining the overall compensation levels of the Company's executive officers and administering the Company's stock incentive and employee stock purchase plans.

    Current members of the Nominating Committee are Mr. Brownfield, Chair,
Ms. Conley and Mr. Jones. The Nominating Committee is primarily responsible for recommending director nominees to the Company's Board of Directors. The Nominating Committee will consider recommendations by Shareholders for vacancies on the Board, which recommendations may be submitted to the Company's Secretary.

    Current members of the Committee on Shareholder Value are Mr. Towne, Chair, Ms. Conley and Mr. Marks. The Committee on Shareholder Value is responsible for reviewing external issues which may affect long term value to the shareholders, and making recommendations to the Board of Directors.

DIRECTOR COMPENSATION

    The Company currently pays $1,000 per Board meeting attended and $500 per committee meeting attended to each director who is not an officer or employee of the Company. All directors are entitled to reimbursement for expenses incurred in traveling to and from Board meetings. Pursuant to the 1999 Nonemployee Director Stock Incentive Plan, directors who are not officers or employees of the Company are eligible to receive annual option grants to purchase 7,500 shares of Common Stock at the fair market value of the Common Stock on the date of grant.

          PROPOSAL NO. 2: CUTTER & BUCK INC. 2000 STOCK INCENTIVE PLAN

    The Company has granted stock options to its employees since 1991 under the 1991, 1995 and 1997 Stock Option Plans. If approved by Shareholders, the
Cutter & Buck Inc. 2000 Stock Incentive Plan (the "Plan") would enable the Company to continue its practice of granting stock options as one element of its compensation program. The following is a summary of the Plan, a complete copy of which has been filed with the Commission as an appendix to this proxy statement.

PURPOSES

    The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company or any of its subsidiaries and to promote the success of the Company's business.

SHARES SUBJECT TO PLAN

    There are 1,000,000 shares of Common Stock authorized for nonqualified and incentive stock option grants and for grants of stock appreciation rights ("SARs") and restricted shares of Common Stock (the

"Restricted Shares") under the Plan, which are subject to adjustment in the event of stock splits, stock dividends and other situations. The aggregate number of Restricted Shares awarded under the Plan may not exceed 100,000.

PARTICIPANTS

    Eligible participants in the Plan include any employee, officer, consultant or advisor of the Company or any parent or subsidiary of the Company and are selected by the Compensation Committee, or a subcommittee thereof (the "Committee"). Although the Plan is broad enough to cover all employees, officers, consultants and advisors of the Company and its subsidiaries, the Company anticipates that approximately 80 persons would meet the parameters currently set by the Committee for receiving benefits under the Plan. Any Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries is not eligible for a grant of an incentive stock option unless certain requirements of section 422(c)(6) of the Code are satisfied.

ADMINISTRATION

    The Committee shall consist solely of two or more directors of the Company, who shall be appointed by the Board. In addition, the Committee must satisfy all requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and all requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162 (m)(4)(c) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors which may administer the Plan with respect to employees who are not executive officers of the Company.

    The Board of Directors may amend the Plan as desired, without further action by the Shareholders, except to the extent required by applicable law.

TERMINATION

    The Plan will continue in effect until all shares of stock available for grant have been acquired through exercise of options or otherwise, except that no incentive stock options shall be granted on or after ten (10) years from the later of (a) the Plan effective date or (b) the date when the Board adopted the most recent increase in the number of Common Shares available for grants which was approved by Shareholders. The Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations arising under restricted stock or options granted under the Plan and then in effect.

TERMS OF STOCK OPTIONS

    The Committee may grant incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. Options granted pursuant to the Plan need not be identical but each Option is subject to certain terms and conditions of the Plan. The Exercise Price under each Option is established by the Committee provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant. The Exercise Price may be paid as determined by the Committee. Options granted expire within a period of not more than ten (10) years from the grant date. Options shall be exercisable in such manner and at such times as the Committee may determine. The Committee may at any time prior to exercise and subject to consent of the participant, modify any option previously granted but may not reprice outstanding options or accept the cancellation of outstanding options in return for the grant of new options for the same or a different exercise price.

TERMS OF RESTRICTED SHARES

    The Committee may grant Restricted Shares with such terms and conditions as may be determined by the Committee, provided that the aggregate number of Restricted Shares awarded under the Plan may not exceed 100,000. Grants of Restricted Shares shall be made at such cost as the Committee shall determine and may be issued for no monetary consideration, subject to applicable state law. Restricted Shares shall be issued and delivered at the time of the grant or as otherwise determined by the Committee, but may be subject to forfeiture until provided otherwise in the applicable restricted stock agreement. The grantee shall be entitled to full voting and dividend rights with respect to all Restricted Shares from the date of the grant. The Committee may require the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.

TERMS OF STOCK APPRECIATION RIGHTS

    The Committee may grant a SAR with such terms and conditions as may be determined by the Committee. SARs granted pursuant to the Plan need not be identical. SARs granted to any one person in any single calendar year shall not pertain to more than 50,000 shares of Common Stock, except SARs granted to a new employee in his or her first year of service shall not pertain to more than 100,000 shares of Common Stock. SARs may be awarded in combination with options, and such an award may provide that the SARs will not be exercisable unless the related options are forfeited. The exercise price of each SAR shall be established by the Committee. A SAR shall be exercisable in such a manner and at such times as the Committee may determine.

    Upon exercise of a SAR, the grantee shall receive from the Company
(a) shares of Common Stock, (b) cash or (c) a combination of shares of Common Stock and cash, as determined by the Committee. The amount of the cash and/or shares of Common Stock received shall in the aggregate equal the amount by which the fair market value of shares of Common Stock subject to the SARs exceeds the exercise price. If, on the date when an SAR expires, the exercise price under such SAR is less than the fair market value on such date, but any portion of such SAR has not been exercised, then such SAR will automatically be deemed to be exercised as of such date with respect to such portion. The Committee may at any time prior to exercise and subject to the consent of the participant, modify any SAR previously granted but may not reprice outstanding SARs or accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares or at the same or a different exercise price.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ. Because the federal income tax rules governing Plan benefits and related payments are complex and subject to frequent change, participants are advised to consult their tax advisors prior to exercise of options or SARs or dispositions of stock.

    Incentive stock options and nonqualified stock options are treated differently for federal income tax purposes. Incentive stock options are intended to comply with the requirements of Section 422 of the Code. Nonqualified stock options need not comply with such requirements.

    An optionee is not taxed on the grant or exercise of an incentive stock option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive stock option for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an incentive stock option before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price), or, (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the incentive stock option. The Company is not entitled to an income tax deduction on the grant or exercise of an incentive stock option or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

    An optionee is not taxed on the grant of a nonqualified stock option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

    A grantee of Restricted Shares recognizes ordinary income on the date of receipt equal to the value of such shares (less any consideration paid by the grantee) unless the Restricted Shares are subject to a substantial risk of forfeiture. If the Restricted Shares are subject to a substantial risk of forfeiture, absent an election by the grantee to be taxed on the date of grant, then the grantee will recognize ordinary income when the risk of forfeiture lapses. The Company is entitled to an income tax deduction in the year the grantee recognizes income equal to the amount of income recognized by grantee.

    A grantee of a SAR does not recognize ordinary income on the date of the grant. Upon exercise of the SAR, the grantee will recognize ordinary income in an amount equal to the amount of cash or the value of shares of Common Stock distributed to the grantee by the Company. The Company is entitled to an income tax deduction in the year the grantee recognizes income equal to the amount of income recognized by the grantee.

PLAN BENEFITS

    The Committee has full discretion to determine the number and amount of options, SARs and Restricted Shares to be granted to participants under the Plan, subject to an annual limitation on the total number of options, SARs and Restricted Shares that may be granted to participants. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the Plan are not presently determinable.

    The Board of Directors unanimously recommends a vote for the approval of the plan.

            PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP ("Ernst & Young") as auditors of the Company for the fiscal year ending April 30, 2001. Ernst & Young has audited the accounts of the Company since fiscal year 1993. Representatives of Ernst & Young are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from Shareholders. In the event Shareholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

    The Board of Directors unanimously recommends a vote for ratification of Ernst & Young as auditors for the Company.

                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

    Based solely on a review of copies of reports made pursuant to
Section 16(a) of the Securities Exchange Act of 1934 and the related regulations (the "Exchange Act"), the Company believes that during fiscal year 2000 all filing requirements applicable to its directors, executive directors and 10 percent shareholders were satisfied.

                  FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

    Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders by any Shareholder of the Company (a) who is a Shareholder of record on the date of the giving of the notice and on the record date for the determination of Shareholders entitled to vote at the Annual Meeting, and (b) who timely complies with the notice procedures and form of notice set forth below. To be timely, a Shareholder's notice must be given to the Secretary of the Company and must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; PROVIDED, HOWEVER, that in the event that the Annual Meeting is called for a date that is not within thirty
(30) days before or after the anniversary date, or no Annual Meeting was held in the immediately preceding year, notice by the Shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the Annual Meeting date was mailed to Shareholders or other public disclosure of the Annual Meeting date was made, whichever first occurs. To be in proper form, a Shareholder's notice must be in written form and must set forth (a) as to each person whom the Shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act, and (b) as to the Shareholder giving the notice (i) the name and record address of the Shareholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or by record by the Shareholder,
(iii) a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder, (iv) a representation that the Shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice, and (v) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act. The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

    To be included in the Company's proxy materials mailed to the Company's Shareholders pursuant to Rule 14a-8 of the Exchange Act, Shareholder proposals to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at its executive offices at 2701 First Avenue, Suite 500, Seattle, Washington 98121, to the attention of the Secretary, on or before April 20, 2001. No business may be transacted at an Annual Meeting of Shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any Shareholder of the Company (i) who is a Shareholder of record on the date of the giving of the notice and on the record date for the determination of Shareholders of record on the date for the determination of Shareholders entitled to vote at the Annual

Meeting, and (ii) who timely complies with the notice procedures and form of notice set forth below. To be timely, a Shareholder's notice must be given to the Secretary of the Company and must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; PROVIDED, HOWEVER, that in the event that the Annual Meeting is called for a date that is not within thirty
(30) days before or after the anniversary date, or no Annual Meeting was held in the immediately preceding year, notice by the Shareholder in order to be timely must be so received no later than the close of business on the tenth (10th) day following the day on which the notice of the Annual Meeting date was mailed to Shareholders or other public disclosure of the Annual Meeting date was made, whichever first occurs. To be in proper form, a Shareholder's notice must be in written form and must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting the business at the Annual Meeting, (b) the name and record address of the Shareholder, (c) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by each Shareholder,
(d) a description of all arrangements or understandings between the Shareholder and any other person or persons (including their names) in connection with the proposal of the business, and (e) a representation that the Shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the Annual Meeting. If any other business requiring a vote of the Shareholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          [SIG]

                                          Martin J. Marks
                                          PRESIDENT AND SECRETARY

Seattle, Washington
August 21, 2000

                                                                      APPENDIX A

                               CUTTER & BUCK INC.
                           2000 STOCK INCENTIVE PLAN

    ARTICLE 1.  INTRODUCTION.

    The Plan was adopted by the Board on June 30, 2000, subject to shareholder approval. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees and Consultants with exceptional qualifications and (c) linking Employees and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

    The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

    ARTICLE 2.  ADMINISTRATION.

    2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

        (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

        (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

    2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees and Consultants who are to receive Awards under the Plan,
(b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

    2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of two or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

    ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

    3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares. The aggregate number of Options, SARs and Restricted Shares awarded under the Plan shall not exceed (a) 1,000,000 plus
(b) the additional Common Shares described in Sections 3.2 and 3.3. Notwithstanding the foregoing, the aggregate number of Restricted Shares awarded under the Plan shall not exceed 100,000. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 9.

    3.2 ADDITIONAL SHARES. If Restricted Shares or Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

    3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Restricted Shares, Options or SARs available for Awards.

    ARTICLE 4.  ELIGIBILITY.

    4.1 INCENTIVE STOCK OPTIONS. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

    4.2 OTHER GRANTS. Only Employees and Consultants shall be eligible for the grant of Restricted Shares, NSOs or SARs.

    ARTICLE 5.  OPTIONS.

    5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee's other compensation.

    5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9. Options granted to any Optionee in a single fiscal year of the Company shall not cover more than 50,000 Common Shares, except that Options granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not cover more than 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

    5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

    5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

    5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company, provided that, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee's written consent.

    5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify outstanding options, but may not reprice outstanding options or accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares or at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

    5.7 BUYOUT PROVISIONS. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or
(b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

    ARTICLE 6.  PAYMENT FOR OPTION SHARES.

    6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

        (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

        (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

    6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Common Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

    6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

    6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company.

    6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

    6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

    ARTICLE 7.  STOCK APPRECIATION RIGHTS.

    7.1 SAR AGREEMENT. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

    7.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 9. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 50,000 Common Shares, except that SARs granted to a new Employee in the fiscal year of the Company in which his or her service as an Employee first commences shall not pertain to more than 100,000 Common Shares. The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 9.

    7.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

    7.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

    7.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

    7.6 EXERCISE OF SARS. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

    7.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify outstanding SARs, but may not reprice outstanding SARs or accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

    ARTICLE 8.  RESTRICTED SHARES.

    8.1 RESTRICTED STOCK AGREEMENT. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

    8.2 PAYMENT FOR AWARDS. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

    8.3 VESTING CONDITIONS. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

    8.4 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

    ARTICLE 9.  PROTECTION AGAINST DILUTION.

    9.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a distribution payable in Common Shares, a declaration of a distribution payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

        (a) The number of Options, SARs and Restricted Shares available for future Awards under Article 3;

        (b) The limitations set forth in Sections 5.2 and 7.2;

        (c) The number of Common Shares covered by each outstanding Option and SAR; or

        (d) The Exercise Price under each outstanding Option and SAR.

Except as provided in this Article 9, a Participant shall have no rights in connection with any of the events described above or by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class in connection with any of the events described above, any payment of any distribution described above.

    9.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised or settled, Options and SARs shall terminate immediately prior to the dissolution or liquidation of the Company.

    9.3 REORGANIZATIONS. If the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for:

        (a) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

        (b) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

        (c) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

        (d) Full exercisability and vesting, and accelerated expiration of the outstanding Awards; or

        (e) Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

    ARTICLE 10.  LIMITATION ON RIGHTS.

    10.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

    10.2 SHAREHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

    10.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

    ARTICLE 11.  WITHHOLDING TAXES.

    11.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan or any Award granted thereunder. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan or any Award granted thereunder until such obligations are satisfied.

    11.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

    ARTICLE 12.  FUTURE OF THE PLAN.

    12.1 TERM OF THE PLAN. The Plan, as set forth herein, shall become effective upon approval by the Company's shareholders. The Plan shall remain in effect until it is terminated under Section 12.2, except that no ISOs shall be granted on or after the 10th anniversary of the later of (a) the date when the Board adopted the Plan or (b) the date when the Board adopted the most recent increase in the number of Common Shares available under Article 3 which was approved by the Company's shareholders.

    12.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's shareholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

    ARTICLE 13.  DEFINITIONS.

    13.1 "AFFILIATE" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

    13.2 "AWARD" means any award of an Option, an SAR or a Restricted Share under the Plan.

    13.3 "BOARD" means the Company's Board of Directors, as constituted from time to time.

    13.4  "CHANGE IN CONTROL" shall mean:

        (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

        (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

        (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or
    (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

        (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 30% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

    13.5  "CODE" means the Internal Revenue Code of 1986, as amended.

    13.6  "COMMITTEE" means a committee of the Board, as described in
Article 2.

    13.7  "COMMON SHARE" means one share of the common stock of the Company.

    13.8  "COMPANY" means Cutter & Buck Inc., a Washington corporation.

    13.9 "CONSULTANT" means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.1.

    13.10 "EMPLOYEE" means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

    13.11  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    13.12 "EXERCISE PRICE," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

    13.13 "FAIR MARKET VALUE" means the market price of Common Shares, determined by the Committee in good faith on such basis, as it deems appropriate. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal. Such determination shall be conclusive and binding on all persons.

    13.14 "ISO" means an incentive stock option described in Section 422(b) of the Code.

    13.15 "NSO" means a stock option not described in sections 422 or 423 of the Code.

    13.16 "OPTION" means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

    13.17  "OPTIONEE" means an individual or estate who holds an Option or SAR.

    13.18 "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

    13.19  "PARTICIPANT" means an individual or estate who holds an Award.

    13.20 "PLAN" means this 2000 Stock Incentive Plan, as amended from time to time.

    13.21  "RESTRICTED SHARE" means a Common Share awarded under the Plan.

    13.22 "RESTRICTED STOCK AGREEMENT" means the agreement between the Company and the recipient of a Restricted Share, which contains the terms, conditions and restrictions pertaining to such Restricted Share.

    13.23  "SAR" means a stock appreciation right granted under the Plan.

    13.24 "SAR AGREEMENT" means the agreement between the Company and an Optionee, which contains the terms, conditions and restrictions pertaining to his or her SAR.

    13.25 "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

    13.26 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                                  PROXY

                            CUTTER & BUCK INC.
                      2701 FIRST AVENUE, SUITE 500
                            SEATTLE, WA  98121

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Harvey N. Jones and Martin J. Marks, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Cutter & Buck Inc. held of record by the undersigned on August 9, 2000, at the Annual Meeting of Shareholders to be held on September 22, 2000, or any adjournment thereof.



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


Please mark your votes as indicated in this example /X/


FOR all nominees listed below (EXCEPT AS MARKED TO THE CONTRARY BELOW)

                            / /

WITHHOLD AUTHORITY to vote for all nominees listed below

                            / /


1. ELECTION OF DIRECTORS. Elect two Class 3 directors to serve until the 2003 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

Martin J. Marks, James C. Towne


                                                        FOR   AGAINST   ABSTAIN
2. ADOPTION OF THE 2000 STOCK INCENTIVE PLAN.
   Approve the 2000 Stock Incentive Plan.               / /     / /       / /

3. INDEPENDENT AUDITORS.  Ratify the
   appointment of Ernst & Young LLP as the
   Company's auditors.                                  / /     / /       / /


4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 3 AND WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES UPON ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


Signature ___________________________________________________________

Signature (if held jointly) _________________________________________

DATED: ________________, 2000



Please sign name as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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